UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 28, 2008

PMA Capital Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-31706	23-2217932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 397-5298

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

PMA Capital Corporation (the “Company”) posted the details of its investment portfolio as of September 30, 2008 and December 31, 2007 on its website at www.pmacapital.com.  The schedules, which can be found on the Investor Information section of the Company’s website under Financial Reports, contain amortized cost, fair value and unrealized gain (loss) for each individual security.  The Company intends to update these schedules only on a quarterly basis.  At December 31, 2007, the net unrealized gain of the portfolio, pre-tax was $6.1 million, while at September 30, 2008, the net unrealized loss, pre-tax was $33.1 million.  In the third quarter of 2008, the Company reduced, as an other than temporary impairment loss, the amortized cost of its Lehman Brothers senior debt by $8.2 million and its investment in preferred stock of Federal National Mortgage Association by $913,000.  These write-downs will be reflected as realized investment losses in the Company’s financial results for the three and nine months ended September 30, 2008, which the Company expects to release on November 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PMA Capital Corporation

October 28, 2008	By:	/s/ William E. Hitselberger
	Name:	William E. Hitselberger
	Title:	Executive Vice President and Chief Financial Officer